Exhibit 2: Segment Information - First Quarter 2009

	Beer - Chile		Beer - Argentina		Non-Alcoholics**		Wine		Spirits		Others/Eliminations
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	82.173	82.963	41.124	23.102	56.162	57.227	22.389	15.739	7.932	8.248	0	2.998
Other products	1.511	1.272	1.136	302	1.397	1.787	2.065	1.135	109	185	(1.178)	(1.390)
Total	83.683	84.235	42.260	23.404	57.560	59.013	24.455	16.874	8.041	8.433	(1.178)	1.608
% change	-0,7%		80,6%		-2,5%		44,9%		-4,7%

Cost of sales	(36.511)	(30.809)	(18.203)	(11.385)	(28.512)	(28.175)	(16.174)	(11.246)	(4.216)	(4.345)	2.844	736
% of sales	43,6%	36,6%	43,1%	48,6%	49,5%	47,7%	66,1%	66,6%	52,4%	51,5%	NM	NM

SG&A	(24.126)	(24.687)	(16.610)	(9.021)	(21.507)	(22.629)	(7.904)	(5.920)	(2.848)	(3.349)	813	430
% of sales	28,8%	29,3%	39,3%	38,5%	37,4%	38,3%	32,3%	35,1%	35,4%	39,7%	NM	NM

Operating profit	23.047	28.738	7.447	2.998	7.541	9.120	377	(292)	977	739	2.479	1.865
% change	-19,8%		148,4%		-17,3%		NM		32,1%		32,9%
% of sales	27,5%	34,1%	17,6%	12,8%	13,1%	15,5%	1,5%	-1,7%	12,1%	8,8%	NM	NM

Depreciation	5.173	5.358	2.180	1.356	2.559	2.474	1.906	1.313	539	525	1.477	1.464
Amortization	5	7	14	12	-	-	242	105	8	11	38	-
EBITDA	28.225	34.103	9.641	4.366	10.100	11.594	2.525	1.126	1.524	1.276	3.993	3.329
% change	-17,2%		120,8%		-12,9%		124,2%		19,5%		19,9%
% of sales	33,7%	40,5%	22,8%	18,7%	17,5%	19,6%	10,3%	6,7%	19,0%	15,1%	NM	NM
							3,7%

	Beer - Chile		Beer - Argentina*		Non-Alcoholics**		Wine****		Spirits
	2009	2008	2009	2008	2009	2008	2009	2008	2009	2008
VOLUMES & PRICING
					Total***		Total
Volume (HLs)	1.506.894	1.568.978	1.123.641	854.457	1.652.360	1.721.822	198.295	182.204	39.892	43.106
% change	-4,0%		31,5%		-4,0%		8,8%		-7,5%

					Soft Drinks		Chile - Domestic
					1.085.634	1.145.973	98.928	102.032
					-5,3%		-3,0%
					Nectars		Chile Bottled Exports
					181.896	167.019	89.577	71.410
					8,9%		25,4%
					Mineral Water
					384.830	408.831	Argentina
					-5,9%		9.790	8.761
							11,7%

* Volumes do not include exports of 6,097 HL and 14,867 HL to Chile in Q1'09 and Q1'08, respectively.
** Includes soft drinks (soft drinks, functional products, energy drinks, ice tea), nectars, mineral and purified water.
*** In unit cases, sales from the soft drink and mineral water segment totaled 29.1 million and 30.3 million in Q1'09 and Q1'08, respectively.
**** Volumes do not include bulk volumes of 25,724 HL (22,674 HL from Chile exports and 3,050 HL from Argentina) and 26,974 HL (19,480 HL from Chile exports and 7,495 HL from Argentina) in Q1'09 and Q1'08, respectively.
						Total		Total
Price (Ch$ / HL)	54.531	52.877	36.402	26.575	33.989	33.236	112.910	86.380	198.830	191.342
% change (real)	3,1%		37,0%		2,3%		30,7%		3,9%

					Soft Drinks		Chile - Domestic
					33.569	32.680	77.938	59.184
					2,7%		31,7%
					Nectars		Chile Bottled Exports
					46.528	47.049	147.492	121.422
					-1,1%		21,5%
					Mineral Water
					29.246	29.152	Argentina
					0,3%		149.873	117.480
							27,6%